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                                                                    EXHIBIT 21.1



                List of All Subsidiaries of Cambridge Industries, Inc.

                (1) Voplex of Canada, Inc.

                (2) CE Automotive Trim Systems, Inc.

                (3) Dong Yang Eagle-Picher Ltd.